Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy Group, LLC
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY GROUP, LLC REPORTS OPERATING AND FINANCIAL

RESULTS FOR THE FIRST QUARTER 2015

Pittsburgh, PA – May 5, 2015 - Atlas Energy Group, LLC (NYSE: ATLS) (“Atlas Energy”, “the Company” or “ATLS”) today reported operating and financial results for the first quarter 2015.

•	Atlas Resource Partners, L.P. (NYSE: ARP), Atlas Energy’s E&P subsidiary, paid monthly cash distributions totaling $0.325 per common limited partner unit for the first quarter 2015. The most recent ARP distribution for March 2015 will be paid on May 15, 2015 to holders of record as of May 8, 2015. Atlas Energy received $9.3 million in cash distributions in the first quarter 2015 from its common and preferred unit ownership in ARP. ATLS expects to pay a full quarterly distribution in August 2015 for the second quarter 2015. ATLS began trading publicly on March 2, 2015 following the spin-off from its former parent, Atlas Energy, L.P., which was sold to Targa Resources Corp. in the first quarter 2015.

•	ATLS had net production of approximately 10.7 million cubic feet equivalents per day (“Mmcfed”) in the first quarter 2015 from its Arkoma assets, with production margin of approximately $2.0 million in the period. Production in the Arkoma region was partially affected by the severe winter weather which occurred during the current period.

•	Arc Logistics Partners, LP (NYSE: ARCX), a master limited partnership of which 16% of its general partner is owned by ATLS through the Company’s interest in Lightfoot Capital Partners, acquired certain crude oil terminal assets in Joliet, IL through a joint venture with GE Energy Financial Services for $216 million in February 2015. ATLS received $455,000 in cash distributions in the first quarter 2015 from Lightfoot Capital.

Recent Events

ATLS Term Loan and Preferred Private Placement

In February 2015, ATLS paid $150 million owed to its former parent, Atlas Energy, L.P., to facilitate the closing of the merger transaction between Atlas Energy and Targa Resources Corp. These repayment funds were generated from $116 million of term loan facilities (“Term Loan”) and a private placement of $40 million of newly-issued ATLS Class A Preferred Units (“Preferred Units”).

The Term Loan, which bears interest at LIBOR (1% floor) + 7.5%, matures in February 2016. The Term Loan also calls for repayment of $30 million within six months from February 26, 2015, the date of issuance. Under the terms of the Preferred Unit agreement, the Company issued approximately 1,600,000 Preferred Units with a liquidation preference of $25, which will be convertible into ATLS common units by the holders following the later of February 27, 2016 and receipt of unitholder approval for such conversion.

ARP’s First Quarter 2015 Highlights

•	ARP’s average net daily production for the first quarter 2015 was 270.8 million cubic feet equivalents per day (“Mmcfed”), approximately 10% higher than the prior year first quarter. The increase in net production from the prior year first quarter was due primarily to the acquisition of the Eagle Ford assets in November 2014, as well as the Rangely Field assets in June 2014 and the GeoMet natural gas production assets in May 2014.

•	ARP’s net realized price for natural gas including the effect of hedge positions was $3.59 per thousand cubic feet (“mcf”) for the first quarter 2015, compared to $3.66/mcf for the fourth quarter 2014. Net realized oil prices including the effect of hedge positions averaged $80.81 per barrel (“bbl”) for the first quarter 2015, compared to $84.81/bbl for the fourth quarter 2014.

•	Investment partnership margin at ARP contributed $8.8 million to Adjusted EBITDA and distributable cash flow for the first quarter 2015, compared with $11.1 million for the prior year comparable quarter. The decrease in investment partnership margin was due to higher amounts of capital deployed during the prior year quarter from the acceleration of drilling activity in the first quarter 2014.

•	On February 23, 2015, ARP obtained $250 million in second lien financing from GSO Capital, which matures in 2020. The second lien has an effective annual interest rate of LIBOR + 9%, and is subordinate to the Company’s senior secured credit facility. ARP also reached an agreement with its lending group to amend to its senior secured credit facility in order to increase certain leverage covenants as a result of the recent commodity environment. Both the second lien financing and the credit facility amendment have provided ARP with additional financial flexibility and liquidity.

•	ARP continued to expand its commodity hedge positions on its existing production. During the first quarter 2015, ARP was approximately 89% hedged on its net oil production and approximately 80% hedged on its net natural gas production. In addition, ARP is approximately hedged 72%, 68% and 63% for its natural gas production at an average price of $4.23/mcf, and hedged approximately 94%, 77% and 56% for oil in 2015, 2016 and 2017, respectively, at an average price of $82/bbl, based on first quarter 2015 average production.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and an approximate 28% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as an adjustment to net income in ATLS’ consolidated statements of operations and as a component of unitholders’ equity on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP first quarter 2015 earnings release for additional details on its financial results.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to the Development Subsidiary and ARP, was $3.4 million for the first quarter 2015, relatively consistent with $3.2 million for the prior year comparable quarter. The slight increase in expense from the prior year quarter was due primarily to certain public company costs incurred subsequent to ATLS’s unit distribution, which were applicable to ATLS’ parent company, Atlas Energy, L.P., in the prior year quarter. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•	Cash interest expense subsequent to ATLS’s unit distribution on February 27, 2015, excluding amounts attributable to ARP, was $1.0 million for the first quarter 2015, compared to $2.5 million allocated by Atlas Energy, L.P. to ATLS for the prior year comparable quarter. The lower amount of interest expense compared to the prior year was due primarily to interest expense on Atlas Energy. L.P.’s $240 million term loan credit facility, which was repaid in conjunction with Atlas Energy, L.P.’s merger with Targa Resources Corp. in February 2015. As of March 31, 2015, ATLS had approximately $116 million of total debt, and a cash position of approximately $6 million.

* * *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy Group, LLC’s first quarter 2015 results on Wednesday, May 6, 2015 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 1:00 p.m. ET on May 6, 2015 by dialing 855-859-2056, passcode: 33615010.

Atlas Energy Group, LLC (NYSE: ATLS) is a limited liability company which owns the following interests: all of the general partner interest, incentive distribution rights and an approximate 28% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P.; the general partner interests, incentive distribution rights and limited partner interests in its private E&P Development Subsidiary; and a general partner interest in Lightfoot Capital Partners, an entity that invests directly in energy-related businesses and assets. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 14,500 producing natural gas and oil wells, located primarily in Appalachia, the Eagle Ford Shale (TX), the Barnett Shale

(TX), the Mississippi Lime (OK), the Raton Basin (NM), the Black Warrior Basin (AL) and the Rangely Field in Colorado. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, planned expansions of capacity and other capital expenditures, distribution amounts, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ability to realize the benefits of its acquisitions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’ and ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY GROUP, LLC

CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Gas and oil production	$106,560	$100,825
Well construction and completion	23,655	49,377
Gathering and processing	2,184	4,468
Administration and oversight	1,259	1,729
Well services	6,624	5,479
Gain on mark-to-market derivatives	105,585	—
Other, net	(68)	269

Total revenues	245,799	162,147

Costs and expenses:
Gas and oil production	45,989	38,758
Well construction and completion	20,570	42,936
Gathering and processing	2,417	4,413
Well services	2,198	2,482
General and administrative	41,928	21,391
Depreciation, depletion and amortization	44,456	52,039

Total costs and expenses	157,558	162,019

Operating income	88,241	128

Loss on asset sales and disposal	(11)	(1,603)
Interest expense	(34,751)	(15,976)

Net income (loss)	53,479	(17,451)
(Income) loss attributable to non-controlling interests	(58,298)	10,308

Net loss attributable to unitholders’/owner interests	$(4,819)	$(7,143)

Allocation of net income (loss) attributable to unitholders/owner:
Portion applicable to owner’s interest (period prior to the transfer of assets on February 27, 2015)	$(10,475)	$(7,143)
Portion applicable to unitholders’ interest (period subsequent to the transfer of assets on February 27, 2015)	5,656	—

Net loss attributable to unitholders’ interests/owner	$(4,819)	$(7,143)

Net loss attributable to unitholders per common unit:
Basic	$0.22	$—

Diluted	$0.18	$—

Weighted average common units outstanding:
Basic	26,011	—

Diluted	30,936	—

ATLAS ENERGY GROUP, LLC

CONSOLIDATED COMBINED BALANCE SHEETS

(unaudited; in thousands)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$13,542	$58,358
Accounts receivable	97,376	115,290
Advances to affiliates	—	4,389
Current portion of derivative asset	146,446	144,259
Subscriptions receivable	—	32,398
Prepaid expenses and other	28,697	26,789

Total current assets	286,061	381,483

Property, plant and equipment, net	2,406,724	2,419,289
Intangible assets, net	632	691
Goodwill, net	13,639	13,639
Long-term derivative asset	186,718	130,602
Other assets, net	83,208	80,611

	$2,976,982	$3,026,315

LIABILITIES AND UNITHOLDERS’/OWNER’S EQUITY

Current liabilities:
Current portion of long-term debt	$104,419	$1,500
Accounts payable	104,479	123,670
Liabilities associated with drilling contracts	16,956	40,611
Accrued interest	12,190	26,479
Accrued well drilling and completion costs	45,041	92,910
Accrued liabilities	98,607	170,786

Total current liabilities	381,692	455,956

Long-term debt, less current portion	1,500,178	1,541,085
Asset retirement obligations and other	117,818	114,059

Commitments and contingencies

Unitholders’/owner’s equity:
Owner’s equity	—	147,308
Common unitholders’ equity	122,924	—
Series A preferred equity	40,000	—
Accumulated other comprehensive income	46,020	54,008

	208,944	201,316
Non-controlling interests	768,350	713,899

Total unitholders’/owners’ equity	977,294	915,215

	$2,976,982	$3,026,315

ATLAS ENERGY GROUP, LLC

Financial and Operating Highlights

(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net income attributable to unitholders per common unit - basic	$0.22	$—

Production volume: (1)(2)
ATLAS ENERGY:
Natural gas (Mcfd)	11,381	11,502
Oil (Bpd)	490	50
Natural gas liquids (Bpd)	100	31

Total (Mcfed)	14,920	11,991

ATLAS RESOURCES:
Natural gas (Mcfd)	216,687	216,688
Oil (Bpd)	5,533	1,568
Natural gas liquids (Bpd)	3,488	3,422

Total (Mcfed)	270,811	246,628

TOTAL:
Natural gas (Mcfd)	228,068	228,191
Oil (Bpd)	6,023	1,618
Natural gas liquids (Bpd)	3,588	3,453

Total (Mcfed)	285,731	258,619

Average realized sales prices:(2)
ATLAS ENERGY:
Natural gas (per Mcf) (3)	$3.37	$3.98
Oil (per Bbl)	$45.68	$82.71
Natural gas liquids (per Bbl)	$13.25	$29.28
ATLAS RESOURCES:
Natural gas (per Mcf) (3)	$3.59	$4.07
Oil (per Bbl)(4)	$80.81	$87.04
Natural gas liquids (per Bbl) (5)	$22.49	$31.73

Production costs per Mcfe:(2)(6)
ATLAS ENERGY:
Lease operating expenses per Mcfe	$0.88	$1.03
Production taxes per Mcfe	0.19	0.29
Transportation and compression expenses per Mcfe	0.24	0.50

Total production costs per Mcfe	$1.32	$1.82

ATLAS RESOURCES:
Lease operating expenses per Mcfe	$1.37	$1.17
Production taxes per Mcfe	0.24	0.27
Transportation and compression expenses per Mcfe	0.22	0.29

Total production costs per Mcfe	$1.84	$1.73

TOTAL:
Lease operating expenses per Mcfe	$1.35	$1.16
Production taxes per Mcfe	0.24	0.27
Transportation and compression expenses per Mcfe	0.22	0.30

Total production costs per Mcfe	$1.81	$1.74

(1)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which ATLS and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(2)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(3)	ATLS’ average sales price for natural gas before the effects of financial hedging was $2.64 per Mcf and $4.49 per Mcf for the three months ended March 31, 2015 and 2014, respectively. ARP’s average sales prices for natural gas before the effects of financial hedging were $2.53 per Mcf and $4.68 per Mcf for the three months ended March 31, 2015 and 2014, respectively. ARP’s amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, ARP’s average natural gas sales prices were $3.53 per Mcf ($2.48 per Mcf before the effects of financial hedging) and $3.80 per Mcf ($4.42 per Mcf before the effects of financial hedging) for the three months ended March 31, 2015 and 2014, respectively.
(4)	ARP’s average sales prices for oil before the effects of financial hedging were $43.46 per barrel and $93.18 per barrel for the three months ended March 31, 2015 and 2014, respectively.
(5)	ARP’s average sales prices for natural gas liquids before the effects of financial hedging were $14.10 per barrel and $35.65 per barrel for the three months ended March 31, 2015 and 2014, respectively.
(6)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, ARP’s lease operating expenses per Mcfe were $1.35 per Mcfe ($1.81 per Mcfe for total production costs) and $1.10 per Mcfe ($1.66 per Mcfe for total production costs) for the three months ended March 31, 2015 and 2014, respectively. Including the effects of these costs, total lease operating expenses per Mcfe were $1.32 per Mcfe ($1.79 per Mcfe for total production costs) and $1.09 per Mcfe ($1.67 per Mcfe for total production costs) for the three months ended March 31, 2015 and 2014, respectively.

ATLAS ENERGY GROUP, LLC

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended March 31,

	2015	2014
Reconciliation of net income (loss) to non-GAAP measures(1):
Net income (loss)	$53,479	$(17,451)
Distributable cash flow not attributable to unitholders prior to February 27, 2015 (the asset transfer date)(2)	(5,365)	(14,229)
Atlas Resource net (income) loss attributable to unitholders	(23,249)	1,697
Atlas Resource cash distributions earned by ATLS(3)	9,334	17,497
Development Subsidiary net loss attributable to unitholders	64	255
Development Subsidiary cash distributions earned by ATLS(3)	72	39
Non-recurring spinoff and acquisition costs	17,174	77
Amortization of deferred finance costs and predecessor Term Loan interest expense	8,551	309
Depreciation, depletion and amortization	1,125	1,582
Non-cash stock compensation expense	20	—
Maintenance capital expenditures(4)	(300)	(300)
Preferred unit distributions	(333)	—
Unrealized gain on mark-to-market derivatives	(1,062)	—
Other non-cash adjustments	557	216
(Income) loss attributable to non-controlling interests	(58,298)	10,308

Distributable Cash Flow attributable to unitholders(1)	$1,769	$—

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(3):
Limited Partner Units	$8,726	$14,333
Series A Preferred Units (2%)	608	869
Incentive Distribution Rights	—	2,295

Total Atlas Resource Cash Distributions Earned(3)	9,334	17,497

per limited partner unit	$0.325	$0.580

Development Subsidiary Cash Distributions Earned(3)	72	39

Total Cash Distributions Earned	9,406	17,536

Production Margin	1,999	2,279
Cash general and administrative expenses(5)	(3,369)	(3,244)
Other, net	734	438

Adjusted EBITDA(1)	8,770	17,009
Cash interest expense(6)	(1,003)	(2,480)
Preferred unit distributions	(333)	—
Maintenance capital expenditures(4)	(300)	(300)

Distributable Cash Flow(1)	$7,134	$14,229
Distributable cash flow not attributable to unitholders prior to February 27, 2015 (the asset transfer date)(2)	(5,365)	(14,229)

Distributable Cash Flow attributable to unitholders(1)	$1,769	$—

(1)	EBITDA and Distributable Cash Flow is relevant and useful because it helps ATLS’ investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships (“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’s management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	Viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its debt facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and the Development Subsidiary within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Maintenance capital expenditures.

(2)	In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the spin-off assets for all periods prior to its spin-off date of February 27, 2015.
(3)	Represents the cash distribution paid by ARP and its new Development Subsidiary within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(4)	Production from oil and gas assets naturally decline in future periods and, as such, ATLS recognizes the estimated capitalized cost of stemming such decline in production margin for the purpose of stabilizing its DCF and cash distributions, which it refers to as maintenance capital expenditures. ATLS calculates the estimate of maintenance capital expenditures by first multiplying its forecasted future full year production margin by its expected aggregate production decline of proved developed producing wells. Maintenance capital expenditures are then the estimated capitalized cost of wells that will generate an estimated first year margin equivalent to the production margin decline, assuming such wells are connected on the first day of the calendar year. ATLS does not incur specific capital expenditures expressly for the purpose of maintaining or increasing production margin, but such amounts are a hypothetical subset of wells it expects to drill in future periods on undeveloped acreage already leased. Estimated capitalized cost of wells included within maintenance capital expenditures are also based upon relevant factors, including utilization of public forward commodity exchange prices, current estimates for regional pricing differentials, estimated labor and material rates and other production costs. Generally, estimates for maintenance capital expenditures in the current year are the sum of the estimate calculated in the prior year plus estimates for the decline in production margin from wells connected during the current year and production acquired through acquisitions. ATLS considers expansion capital expenditures to be any capital expenditure costs expended that are not maintenance capital expenditures – generally, this will include expenditures to increase, rather than maintain, production margin in future periods, as well as land, gathering and processing, and other non-drilling capital expenditures.
(5)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(6)	Excludes non-cash amortization of deferred financing costs.

ATLAS ENERGY GROUP, LLC

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	March 31, 2015
	Atlas Energy	Atlas Resource	Consolidated

Total debt	$104,419	$1,500,178	$1,604,597
Less: Cash	(10,960)	(2,582)	(13,542)

Total net debt	93,459	1,497,596	1,591,055

Unitholders’ equity	288,921	929,630	977,294	(1)

Total capitalization	$382,380	$2,427,226	$2,568,349

Ratio of net debt to capitalization	0.24x

(1)	Net of eliminated amounts.

	December 31, 2014
	Atlas Energy	Atlas Resource	Consolidated

Total debt	$148,125	$1,394,460	$1,542,585
Less: Cash	(43,111)	(15,247)	(58,358)

Total net debt	105,014	1,379,213	1,484,227

Owner’s equity	267,637	885,496	915,215	(2)

Total capitalization	$372,651	$2,264,709	$2,399,442

Ratio of net debt to capitalization	0.28x

(2)	Net of eliminated amounts.

ATLAS ENERGY GROUP, LLC

Hedge Position Summary – Directly-Held E&P Assets

(as of May 5, 2015)

Natural Gas

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per mmbtu)(a)	Volumes (mmbtus)(a)

2015(b)	$4.30	570,000

(a)	“mmbtu” represents million metric British thermal units.
(b)	Reflects hedges covering the last nine months of 2015.

ATLAS ENERGY GROUP, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2015

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$5,588	$100,972	$—	$106,560
Well construction and completion	—	23,655	—	23,655
Gathering and processing	—	2,184	—	2,184
Administration and oversight	—	1,259	—	1,259
Well services	—	6,624	—	6,624
Gain on mark-to-market derivatives	1,062	104,523	—	105,585
Other, net	(98)	30	—	(68)

Total revenues	6,552	239,247	—	245,799

Costs and expenses:
Gas and oil production	1,769	44,220	—	45,989
Well construction and completion	—	20,570	—	20,570
Gathering and processing	—	2,417	—	2,417
Well services	—	2,198	—	2,198
General and administrative	24,797	17,131	—	41,928
Depreciation, depletion and amortization	2,590	41,866	—	44,456

Total costs and expenses	29,156	128,402	—	157,558

Operating income (loss)	(22,604)	110,845	—	88,241

Loss on asset sales and disposal	—	(11)	—	(11)
Interest expense	(9,554)	(25,197)	—	(34,751)

Net income (loss)	(32,158)	85,637	—	53,479
Income attributable to non-controlling interests	—	—	(58,298)	(58,298)

Net income (loss) attributable to unitholders	$(32,158)	$85,637	$(58,298)	$(4,819)

ATLAS ENERGY GROUP, LLC

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2014

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
Revenues:
Gas and oil production	$4,580	$96,245	$—	$100,825
Well construction and completion	—	49,377	—	49,377
Gathering and processing	—	4,468	—	4,468
Administration and oversight	—	1,729	—	1,729
Well services	—	5,479	—	5,479
Other, net	222	47	—	269

Total revenues	4,802	157,345	—	162,147

Costs and expenses:
Gas and oil production	1,966	36,792	—	38,758
Well construction and completion	—	42,936	—	42,936
Gathering and processing	—	4,413	—	4,413
Well services	—	2,482	—	2,482
General and administrative	4,936	16,455	—	21,391
Depreciation, depletion and amortization	1,802	50,237	—	52,039

Total costs and expenses	8,704	153,315	—	162,019

Operating income (loss)	(3,902)	4,030	—	128

Loss on asset sales and disposal	—	(1,603)	—	(1,603)
Interest expense	(2,789)	(13,187)	—	(15,976)

Net loss	(6,691)	(10,760)	—	(17,451)
Loss attributable to non-controlling interests	—	—	10,308	10,308

Net loss attributable to owner	$(6,691)	$(10,760)	$10,308	$(7,143)

ATLAS ENERGY GROUP, LLC

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

March 31, 2015

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,960	$2,582	$—	$13,542
Accounts receivable	6,338	94,150	(3,112)	97,376
Receivable from (advances from) affiliates	(21,328)	21,328	—	—
Current portion of derivative asset	947	145,499	—	146,446
Prepaid expenses and other	841	27,856	—	28,697

Total current assets	(2,242)	291,415	(3,112)	286,061

Property, plant and equipment, net	208,288	2,198,436	—	2,406,724
Intangible assets, net	—	632	—	632
Goodwill, net	—	13,639	—	13,639
Long-term derivative asset	—	186,718	—	186,718
Investment in subsidiaries	244,369	—	(244,369)	—
Other assets, net	23,360	56,736	3,112	83,208

	$473,775	$2,747,576	$(244,369)	$2,976,982

LIABILITIES AND UNITHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$104,419	$—	$—	$104,419
Accounts payable	10,931	93,548	—	104,479
Liabilities associated with drilling contracts	—	16,956	—	16,956
Accrued interest	766	11,424	—	12,190
Accrued well drilling and completion costs	2,489	42,552	—	45,041
Accrued liabilities	58,993	42,726	(3,112)	98,607

Total current liabilities	177,598	207,206	(3,112)	381,692

Long-term debt, less current portion	—	1,500,178	—	1,500,178
Asset retirement obligations and other	7,256	110,562	—	117,818

Unitholders’ equity:
Common unitholders’ equity	122,924	—	—	122,924
Series A preferred equity	40,000	—	—	40,000
Partners’ capital	—	770,317	(770,317)	—
Accumulated other comprehensive income	46,020	159,313	(159,313)	46,020

	208,944	929,630	(929,630)	208,944
Non-controlling interests	79,977	—	688,373	768,350

Total unitholders’ equity	288,921	929,630	(241,257)	977,294

	$473,775	$2,747,576	$(244,369)	$2,976,982

ATLAS ENERGY GROUP, LLC

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2014

	Atlas Energy	Atlas Resource	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$43,111	$15,247	$—	$58,358
Accounts receivable	9,489	112,038	(6,237)	115,290
Receivable from (advances to) affiliates	8,660	(4,271)	—	4,389
Current portion of derivative asset	2,893	141,366	—	144,259
Subscriptions receivable	—	32,398	—	32,398
Prepaid expenses and other	778	26,011	—	26,789

Total current assets	64,931	322,789	(6,237)	381,483

Property, plant and equipment, net	211,118	2,208,171	—	2,419,289
Intangible assets, net	—	691	—	691
Goodwill, net	—	13,639	—	13,639
Long-term derivative asset	2,669	127,933	—	130,602
Investment in subsidiaries	244,155	—	(244,155)	—
Other assets, net	24,293	50,081	6,237	80,611

	$547,166	$2,723,304	$(244,155)	$3,026,315

LIABILITIES AND OWNER’S EQUITY

Current liabilities:
Current portion of long-term debt	$1,500	$—	$—	$1,500
Accounts payable	14,621	109,049	—	123,670
Liabilities associated with drilling contracts	—	40,611	—	40,611
Accrued interest	27	26,452	—	26,479
Accrued well drilling and completion costs	12,506	80,404	—	92,910
Accrued liabilities	98,752	78,271	(6,237)	170,786

Total current liabilities	127,406	334,787	(6,237)	455,956

Long-term debt, less current portion	146,625	1,394,460	—	1,541,085
Asset retirement obligations and other	5,498	108,561	—	114,059

Owner’s equity:
Owner’s equity	147,308	—	—	147,308
Partners’ capital	—	699,587	(699,587)	—
Accumulated other comprehensive income	54,008	185,909	(185,909)	54,008

	201,316	885,496	(885,496)	201,316
Non-controlling interests	66,321	—	647,578	713,899

Total owners’ equity	267,637	885,496	(237,918)	915,215

	$547,166	$2,723,304	$(244,155)	$3,026,315

ATLAS ENERGY GROUP, LLC

Ownership Interests Summary

Atlas Energy Ownership Interests as of March 31, 2015:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	23.3%
Preferred units	3,749,986	4.2%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		29.5%

DEVELOPMENT SUBSIDIARY:
General partner interest	80.0%	2.0%
Common units	200,010	1.6%
Incentive distribution rights	80.0%	N/A

Total Atlas Energy ownership interests in Development Subsidiary		3.6%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.0%